EXHIBIT 1.1

                                 GENERAL RELEASE


                  KNOW ALL MEN BY THESE PRESENTS:

                  THAT Kevin Lockhart (hereinafter referred to as "Releasor"), for and in consideration of the payment of the sum of Ten Dollars ($10.00), and other valuable consideration paid to Releasor, the receipt of which is hereby acknowledged, does hereby remise, release, acquit, satisfy, and forever discharge, Bio-One Corporation (hereinafter referred to as "Releasee") of and from all manner of actions, causes of action, suits, debts, covenants, contracts, controversies, agreements, promises, claims and demands whatsoever, which said Releasor ever had, now has, hereafter can, shall or may have, against said Releasee, by reason of any matter, cause or thing whatsoever, from the beginning of time to the date of this instrument, except for the obligations of Releasee under the agreement between Releasor and Releasee, dated June 30, 2002, to which this release is attached.

                  IN WITNESS WHEREOF, the said Releasor has hereunto set their hand and seal this 30th day of June, 2002.

Signed, sealed and delivered
in presence of:                                          RELEASOR:

                                                         By: /s/ Kevin Lockhart
                                                             -------------------
                                                         Kevin Lockhart

STATE OF FLORIDA
COUNTY OF ORANGE

         I hereby certify that on this day personally appeared before me, an officer duly authorized to administer oaths and take acknowledgments, Armand Dauplaise, as President of Bio-One Corporation, who produced a driver's license as identification or is well known to me to be the person described in and who executed the foregoing General Release, and acknowledged before me that he/she executed the same for the purposes therein expressed.

         In WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the said County and State above-referenced, this 19th day of July, 2002.

                                                    /s/ Leah J. Stockwell
                                                    ----------------------
                                                    Notary Public

Leah J. Stockwell
My Commission #DD 115296
EXPIRES: September 7, 2006
Bonded Thru Notary Public Underwriters

EXHIBIT 1.1
                                 GENERAL RELEASE


                  KNOW ALL MEN BY THESE PRESENTS:

                  THAT Bio-One Corporation (hereinafter referred to as "Releasor"), for and in consideration of the payment of the sum of Ten Dollars ($10.00), and other valuable consideration paid to Releasor, the receipt of which is hereby acknowledged, does hereby remise, release, acquit, satisfy, and forever discharge, Kevin Lockhart (hereinafter referred to as "Releasee") of and from all manner of actions, causes of action, suits, debts, covenants, contracts, controversies, agreements, promises, claims and demands whatsoever, which said Releasor ever had, now has, hereafter can, shall or may have, against said Releasee, by reason of any matter, cause or thing whatsoever, from the beginning of time to the date of this instrument, except for the obligations of Releasee under the agreement between Releasor and Releasee, dated June 30, 2002, to which this release is attached.

                  IN WITNESS WHEREOF, the said Releasor has hereunto set their hand and seal this 30th day of June, 2002.

Signed, sealed and delivered
in presence of:                                    RELEASOR:

                                                   Bio-One Corporation

                                                   By: /s/Armand Dauplaise
                                                       -------------------------
                                                   Armand Dauplaise, President

STATE OF FLORIDA
COUNTY OF ORANGE

         I hereby certify that on this day personally appeared before me, an officer duly authorized to administer oaths and take acknowledgments, Kevin Lockhart, who produced a driver's license as identification or is well known to me to be the person described in and who executed the foregoing General Release, and acknowledged before me that he/she executed the same for the purposes therein expressed.

         In WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the said County and State above-referenced, this 19th day of July, 2002.

                                                     /s/ Leah J. Stockwell
                                                     ----------------------
                                                     Notary Public

Leah J. Stockwell
My Commission #DD 115296
EXPIRES: September 7, 2006

Bonded Thru Notary Public Underwriters